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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                     SOUTHWEST SMALL CAP EQUITY FUND, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                 76-0486166
     (State of incorporation             (I.R.S. Employer Identification No.)
         or organization)

                             c/o MGF Service Corp.
                               312 Walnut Street
                             Cincinnati, Ohio 45202
                                 (513) 629-2000
              (Address of principal executive offices) (Zip Code)

  Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class              Name of each exchange on which
       to be so registered              each class is to be registered

  Common Stock, $0.001 par value           Chicago Stock Exchange

  Securities to be registered pursuant to Section 12(g) of the Act:

     None.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

  Item 1.  Description of Registrant's Securities to be Registered.

  Information concerning the Common Stock is contained in the prospectus included in the registrant's registration statement on Form N-2 (Registration Nos. 33-98050, 811-9110) filed by the registrant pursuant to the Securities Act of 1933, as amended, on October 12, 1995 and declared effective by the Securities and Exchange Commission on December 28, 1995, under the caption "Capital Stock." That description is incorporated herein by reference.

  Item 2. Exhibits. The following exhibits have been filed or will be filed with the Chicago Stock Exchange only:

  1. The registrant's registration statement on Form N-2, including all amendments thereto;

  2. A certified copy of the registrant's articles of incorporation;

  3. A copy of the registrant's by-laws;

  4. A specimen stock certificate for the registrant's common stock, par value $.001 per share.

                                   SIGNATURE


  Pursuant to Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             (Registrant) SOUTHWEST SMALL CAP EQUITY FUND, INC.

                             Date: January 5, 1996

                             By:  /s/ JOHN J. McKENNA
                                      John J. McKenna
                                      President